Exhibit 99.1

SCANA Corporation Contacts:
Media Contact:	Investor Contacts:
Rhonda O’Banion	Bryant Potter	Iris Griffin
(800) 562-9308	(803) 217-6916	(803) 217-6642

SOUTH CAROLINA ELECTRIC & GAS COMPANY MONETIZES GUARANTY SETTLEMENT PAYMENTS FROM TOSHIBA

Cayce, SC, September 27, 2017… South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA Corporation (SCANA) (NYSE:SCG), announced today that it, along with Santee Cooper, has sold to Citibank, N.A. (Citibank) all future guaranty settlement payments, due after the October 2017 payment of $150 million ($82.5 million for SCE&G’s 55% share) from Toshiba Corporation (Toshiba). These guaranty settlement payments from Toshiba were originally established as part of a definitive agreement entered into in July of 2017 and totaled $2.168 billion (approximately $1.192 billion for SCE&G’s 55% share) payable over five years in full satisfaction of its guaranty of obligations of Westinghouse Electric Company, LLC (WEC) under the engineering, procurement, and construction contract for the new nuclear project at the V.C. Summer Nuclear Station in Jenkinsville, SC.

Excluding the October 2017 payment of $150 million from Toshiba, Citibank paid $1,847,075,400 (approximately $1.016 billion for SCE&G’s 55% share) or approximately 91.5% of the total amount of the guaranty settlement payments sold. The total of the payment from Citibank and the $150 million anticipated to be received from Toshiba in October of 2017 is approximately 92% of the $2.168 billion payable under the settlement agreement. The sale to Citibank includes the claims of SCE&G and Santee Cooper in the WEC bankruptcy.

The monetization mitigates the credit risk associated with receiving the payments from Toshiba over a five year period and ensures that these funds are available to mitigate costs of the abandoned project for SCE&G’s customers.

“With Toshiba still facing challenges, we believe this was a crucial step to mitigate the risk and realize the value of these payments for the benefit of our customers,” said SCANA Chairman and CEO, Kevin Marsh. “The guaranty settlement payments from Toshiba, as the parent company of Westinghouse, are payable due to the failure of Westinghouse to deliver on its fixed price commitment on our new nuclear project. This transaction allows us to ensure these payments are not subject to further credit risk. As we have consistently communicated, SCE&G intends to utilize the net value of these payments to mitigate the cost of the abandoned project to customers.”

“Additionally, we hope that we will be able to engage in a discussion for a comprehensive settlement of the issues related to the project and how to further mitigate the impact on our customers. This transaction is a critical piece of that process.”

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 718,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SCE&G is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 718,000 customers in South Carolina. The company also provides natural gas service to approximately 362,000 customers throughout the state. More information about SCE&G is available at www.sceg.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) uncertainties relating to the bankruptcy filing by the members of the Consortium building the New Units, including the effect of the anticipated rejection of the EPC Contract and the determination to cease construction of the New Units; (2) the ability of SCANA and its subsidiaries (the Company) to recover through rates the costs incurred upon the abandonment of the New Units; (3) the ability of the Company to recover amounts due from the Consortium or from Toshiba under its payment guaranty and related settlement agreement; (4) changes in tax laws and realization of tax benefits and credits, and the ability or inability to realize credits and deductions, particularly in light of the abandonment of construction of the New Units; (5) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (6) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, the BLRA, and actions affecting the abandonment of the New Units; (7) current and future litigation; (8) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the Company’s cost of and access to capital and sources of liquidity; (9) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (10) the results of efforts to ensure the physical and cyber security of key assets and processes; (11) changes in the economy, especially in areas served by subsidiaries of SCANA; (12) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (13) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (14) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (15) growth opportunities for SCANA’s regulated and other subsidiaries; (16) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries are located and in areas served by SCANA’s subsidiaries; (17) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (18) payment and performance by counterparties and customers as contracted and when due; (19) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for electric generation and transmission; (20) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (21) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (22) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company’s businesses; (23) labor disputes; (24) performance of SCANA’s pension plan assets and the effect(s) of associated discount rates; (25) inflation or deflation; (26) changes in interest rates; (27) compliance with regulations; (28) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (29) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company’s most recent periodic report filed with the Securities and Exchange Commission.

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